EXHIBIT 10.1

FIRST AMENDMENT TO
USG CORPORATION DEFERRED COMPENSATION PROGRAM
FOR NON-EMPLOYEE DIRECTORS

This First Amendment (this “Amendment”) to USG Corporation Deferred Compensation Program for Non-Employee Directors (the “Plan”) is made as of August 22, 2017 by the Board of Directors (the “Board”) of USG Corporation, a Delaware corporation (the “Company”), based on the recommendation of the Governance Committee of the Board. This Amendment will be effective as of August 30, 2017 (the “Amendment Effective Date”) as described herein.

WHEREAS, the Plan was originally adopted on March 23, 2007 and amended and restated effective December 31, 2008;

WHEREAS, it is the desire of the Company to further amend the Plan, effective as of the Amendment Effective Date, to generally provide for payout of Accounts under the Plan in the form of Shares, subject to certain limitations; and

WHEREAS, the Board may amend the Plan for this purpose pursuant to Section 7.1 of the Plan.

NOW, THEREFORE, effective as of the Amendment Effective Date, the Board hereby amends the Plan as follows:

1.    Amendment of Section 6.1 of the Plan. Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

“6.1    Amount and Normal Form of Payout; Installment Payment Elections.

(a)    A Participant’s Account shall be paid to the Participant following the Participant’s Termination of Service in Shares; provided, however, that, solely with respect to Deferred Stock Units credited to a Participant’s Account prior to August 30, 2017 (the “Grandfathered Account”), a Participant may elect in writing whether such Grandfathered Account shall be paid in cash or Shares. The election described by this Section 6.1(a) with respect to a Participant’s Grandfathered Account shall be made by the Participant by filing a written election in the form of Exhibit B with the Corporate Secretary of the Corporation no later than five days after the Participant’s Termination of Service. In the absence of such an election with respect to a Participant’s Grandfathered Account, the Participant shall be deemed to have elected distribution of his or her Grandfathered Account in cash. Notwithstanding the foregoing, a Participant who remains eligible to elect or who previously elected (or was deemed to have elected) a cash payout of the Participant’s Grandfathered Account in accordance with this Section 6.1(a) may, prior to the payment of such Grandfathered Account, irrevocably elect in writing to have the Grandfathered Account paid in Shares. For the avoidance of doubt, effective as of August 30, 2017, all references to a Participant’s “Account” in Exhibit B hereto shall be deemed to refer to a Participant’s “Grandfathered Account.”

(b)    Subject to Section 6.2, within thirty (30) days following a Participant’s Termination of Service, his or her Account shall be paid to him or her by the Corporation as follows:

(1)    If the Participant has elected that his or her Grandfathered Account be distributed in cash in accordance with Section 6.1(a), the Participant’s Grandfathered Account shall be adjusted as of the date of the Participant’s Termination of Service and the value thereof as of such date shall be paid to the Participant in cash; and

(2)    The Corporation shall distribute to the Participant a number of Shares equal to the number of Deferred Stock Units in the Participant’s Account that are not payable in cash pursuant to paragraph (1) of this Section 6.1(b) (if any) as of the date of the Participant’s Termination of Service (provided, that fractional Shares shall be distributed in cash based on the Fair Market Value of a Share on the date of the Participant’s Termination of Service).

(c)    Notwithstanding the foregoing, in lieu of such a lump sum payment, a Participant may elect as described in Section 5.1(c) to receive payment of his or her Account in two installments. Subject to Section 6.2, the first installment, equal to fifty percent (50%) of the amounts described in paragraph (1) or (2) of Section 6.1(b), will be made within thirty (30) days following the Participant’s Termination of Service. The second installment, equal to the remaining fifty percent (50%) of the amounts described in paragraph (1) or (2) of Section 6.1(b), and including interest credited at the prime interest rate of JP Morgan Chase Bank in effect on the date of such Termination of Service, shall be made one year after the date of the first installment.”

2.    Miscellaneous.

(a)    Except as amended by this Amendment, the Plan shall remain in full force and effect.

(b)    Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Plan.

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